Project Cheeseburger Presentation to the Board of Directors November 3, 2005 Exhibit C.4

Confidential Material
The following pages contain material provided to the Board of Directors of Checkers Drive-In Restaurants, Inc. (the “Company”) by Citigroup Global
Markets Inc. (“Citigroup”) in connection with the Company’s strategic alternatives process. The accompanying material was compiled or prepared on a confidential basis solely for the use of the Board of Directors of the Company and not with a view toward public disclosure under any securities laws or otherwise.  The information contained in this material was obtained from the Company and other sources.  Any estimates and projections contained herein have been prepared or adopted by the management of the Company, obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized.  Citigroup does not take responsibility for such estimates and projections or the basis on which they were prepared.  No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future.  In preparing this material, Citigroup assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citigroup and upon the assurances of the management of the Company that it is not aware of any relevant information that has been omitted or that remains undisclosed to Citigroup.  This material was not prepared for use by readers not as familiar with the Company as the Board of Directors of the Company and, accordingly, neither the Company nor Citigroup nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material if used by persons other than the
Board of Directors of the Company. This material is necessarily based upon information available to Citigroup, and financial, stock market and other conditions and circumstances existing and disclosed to Citigroup, as of the date of the material.  Citigroup does not have any obligation to update or otherwise revise the accompanying material.

Process Overview
Broad-based, publicly announced process
55 potential buyers contacted, 31 parties
received the Offering Memorandum, 4
indications of interest submitted
Two potential buyers continued to pursue the
opportunity
Key diligence / valuation questions:
Is turnaround real / complete?
Is growth plan achievable?
Management presentation in early September
with multiple follow-up conference calls:
Management indicated that base business
was strong and turnaround was real and
largely complete
x
Buyers questioned growth prospects,
strategy and unit economics
During process, Company consistently fell
short of forecasts in Offering Memorandum
and Wall Street consensus estimates (even
after adjusting for Katrina)
Process Developments Implications
One financial buyer remains interested;
however, has reduced dollar price due to
revised earnings projections and growth
prospects; valuation multiple remains
essentially the same
Stock price is likely trading on expectations
that a deal will be consummated and does not
appear to reflect weakened operating
performance
One franchisee has submitted an incomplete
indication of interest; additional information has
been requested regarding franchisee’s sources
of financing / equity and ability to complete a
transaction
Potential sale price unlikely to represent a
premium to market given deal expectations
currently reflected in market price

Jan
2005
Feb Mar Apr May Jun Jul Aug Sep Oct
12.0
12.5
13.0
13.5
14.0
14.5
15.0
Stock Price Performance and Earnings /
Strategic Alternatives Disclosures
0.6% 12.5% 13.3% (10.1%)
Stock Price
Reaction (1)
Announces 10-K filing delay
03/22/05
4Q04: $0.35
4Q03: $0.47
Met / Exceeded Expectations
“…over the last few weeks, we’ve
been meeting with a number of
interested parties…I’ll tell you that
we’re very pleased with the
progress.” 10/19/05
“…we are pleased to report that
over 25 parties have expressed
interest relating to the sale of the
Company.” 07/28/05
“…retained
Citigroup as its
financial advisor
and Thelen Reid &
Priest as its legal
advisor to identify
and evaluate
strategic
alternatives…”
05/16/05 (2)
Deal / Other
Discussion
3Q05: $0.10
3Q04: $0.13
2Q05: $0.25
2Q04: $0.25
1Q05: $0.21
1Q04: $0.19
Reported
EPS
Missed Expectations Missed Expectations
Missed
Expectations
Actual vs.
Consensus
1Q 2005 2Q 2005 3Q 2005 4Q 2004
1Q 2Q 3Q Earnings Announcement:
Announces Strategic
Alternatives Review
4Q
Source: Public filings, press releases and Thomson Financial.
(1) Represents increase / (decrease) from the closing stock price on the trading day prior to earnings release to stock price on the 10th trading day following the earnings release.
(2) Represents date the Company announced its exploration of strategic alternatives.  The Company released 1Q 2005 earnings on May 5, 2005.

Buy Recommendations Predicated on
Sale?
Analyst
$18.00
Buy
$17.50
Strong Buy
“We consider it highly likely that the company will be acquired over the next several months, and this remains the primary basis of our continued BUY recommendation.”
“The company has engaged a law firm and banker to ‘explore strategic alternatives to enhance shareholder value,’ and it appears that the only option being pursued is the sale of the company.”
“At least 25 interested parties, only one of which is believed to have been a strategic buyer, have reviewed the book, and we understand that a round of meetings was held with more than half of these in September. It also appears that additional meetings with interested parties have taken place over the past several weeks. Although the company was unwilling to reveal any new information in its conference call, it seems likely to us that we are at the stage where bids would be invited.”
“We estimate Enterprise Value/EBITDA to be 7.5x for 2005 and 6.4x for 2006.”
“In our opinion, there is a strong probability that Checkers will be acquired by a financial buyer at a price at least in the high teens over the next several months. On that basis, we retain our BUY recommendation and we are raising our price target to $18.”
Anton Brenner
Roth Capital Partners
October 20, 2005
“CHKR recently retained Citigroup Global Markets, Inc., as its financial advisor to evaluate various strategic alternatives. We believe these could include selling the company outright or buying back stock more aggressively and, as a less likely possibility, making an acquisition to gain scale.”
“CHKR shares could fetch $18.00 in a buyout based on peer multiples. We note that a strategic buyer could pay well above that given synergies of being able to significantly reduce redundant SG&A costs.”
“Management noted on its conference call that it is pleased with the progress it is making on this front.”
Michael Gallo
CL King & Associates
October 20, 2005
Comments Price Target
Note: Does not include commentary from Steven Pinsk of Noble Financial Group, as no recent publications have been issued.

Summary of Company’s Year-to-Date and
4th
Quarter Performance
Comparison of Actual vs. Projected YTD Performance
Required Fourth Quarter Performance to Meet Full-Year Budget
Results
Have Been
Below
Budget and
Slightly
Down From
Last Year’s
Performance
Company
Needs to
Beat 4Q
Budget and
4Q 2004 to
Meet
Revised FY
2005 Budget

In order to meet FY 2005E adjusted EBITDA of $27.6mm, 4Q 2005 adjusted EBITDA will need to be $10.0mm or approximately $1.3mm above the amount previously provided to buyers
Year-Over-Year Variance
YTD 2005 YTD 2004 Change Original Budget vs. Budget
Restaurant Sales $120.3 $121.2 ($0.9) $127.2 ($6.8)
Franchise Royalty Income 12.8 11.7 1.1 12.5 0.3
Franchise Fees and Other 0.1 0.7 (0.6) 0.2 (0.1)
Total Revenues $133.2 $133.6 ($0.4) $139.9 ($6.6)
Operating Income $11.2 $12.8 ($1.6) $14.3 ($3.1)
Restaurant Depreciation 5.3 4.3 1.0 5.7 (0.4)
Other Depreciation 0.7 0.8 (0.1) 0.7 (0.1)
Loss / (Gain) on Market Sales / Fixed Assets 0.0 0.0 0.0 0.2 (0.2)
Restaurant Retirement Costs 0.1 (0.2) 0.3 -- 0.1
Non Recurring Charges (1) 0.4 0.2 0.2 -- 0.4
Adj. EBITDA $17.6 $17.9 ($0.3) $20.9 ($3.3)
Source: Company management, public filings and press releases.
(1) Includes asset impairment, costs associated with strategic alternatives, insurance deductible, hurricane earnings impact, unusual audit fees and benefit from legal settlement.
4Q Needed to 4Q Revised Variance vs. 4Q Variance vs.
Hit Budget Budget Revised Budget 4Q 2004 4Q 2004
Restaurant Sales $54.4 $53.5 $0.9 $55.1 ($0.7)
Franchise Royalty Income 4.5 5.0 (0.5) 5.5 (0.9)
Franchise Fees and Other 0.3 0.2 0.1 0.1 0.2
Total Revenues $59.2 $58.8 $0.5 $60.6 ($1.4)
Operating Income $6.3 $5.3 $1.0 $6.2 $0.1
Restaurant Depreciation 2.7 2.7 0.0 3.0 (0.4)
Other Depreciation 0.3 0.3 0.0 0.3 (0.1)
Loss / (Gain) on Market Sales / Fixed Assets 0.1 0.1 0.0 (0.1) 0.2
Restaurant Retirement Costs (0.2) 0.0 (0.2) 0.1 (0.3)
Non Recurring Charges (1) 0.9 0.4 0.5 (1.2) 2.1
Adj. EBITDA $10.0 $8.7 $1.3 $8.3 $1.7
Source: Company management, public filings and press releases.
(1) Includes asset impairment, costs associated with strategic alternatives, insurance deductible, hurricane earnings impact, unusual audit fees and benefit from legal settlement.

$12.00
$14.29
~ $10.00
~ $12.00
~ $12.50
$8.00
$10.00
$12.00
$14.00
$16.00
Pre-Announcement
Stock Price (1)
Current (2) Multiple Reverts to
Median
of Precedent
Transactions - 6.2x (3)
Multiple Reverts to
Pre-Announcement
Level - 5.9x (3)
Multiple Reverts
to 2003 Levels - 4.8x (3)
Illustrative Stock Price Sensitivities
(1) Closing price as of May 15, 2005.
(2) Closing price as of November 1, 2005.
(3) Approximate price based on range of EBITDA.  Upside of range assumes 4Q 2005 Revised Budget is achieved and downside of range assumes 4Q
2005 is flat with 4Q 2004.
Party A Revised Indication of Interest:
$14.50 (7.0x 2005E EBITDA)

Terms of Party A Revised Bid Letter –
To Be Negotiated
The Company will not, except as required by law, make any public disclosures regarding the potential acquisition by Party A without Party A’s prior written consent
The Company agrees to reimburse Party A for expenses in an amount up to $1 million, in connection with the negotiation of definitive documentation, completion of due diligence and negotiation/documentation of requisite financing:
If the Company does not proceed with an acquisition prior to the end of the Negotiation Period, so long as Party A does not reduce valuation (1) (and submits definitive agreement), and
If the Company accepts a competing proposal prior to the end of the Negotiation Period, whether or not the Company has reduced its valuation
If the Company receives a competing offer that is deemed to be a Superior Proposal, it must:
Inform Party A and provide written notice including description of material terms of Superior Proposal and identifying reasons that Party A’s proposal is inferior
Keep Party A informed of material changes in the Superior Proposal
Permit Party A to have a reasonable opportunity following receipt of notice of a Superior Proposal to provide revised terms for the acquisition
Party A receives exclusivity related to the following items during the Negotiation Period:
Employment discussions with Company personnel
Purchase agreement negotiation
Supplier and franchisee access
Accounting work paper access
A period of 45 days (beginning the day the letter is executed)
The Company and Party A agree to negotiate diligently and in good faith during this period in an effort to conclude definitive agreements as promptly as reasonably practicable
Automatically extend by 15 days if Party A confirms its valuation and submits a draft purchase agreement to the Company prior to the end of the 45 day
$14.50 per share, all cash
Terms Proposed by Party A
Source: Party A revised bid letter dated October 26, 2005.
(1) Unless such reduction in valuation results from financial information provided by the Company having been materially inaccurate.

Purchase Price
Negotiation Period
Limited Exclusivity
Superior Proposals
Expense
Reimbursement
Public Disclosure
th

Party A – Diligence Status
Retained financing sources and consultants to
help finance and evaluate opportunity
Attended management presentations and
restaurant tours in early September
Spent significant amount of time and resources
reviewing data room documents
Conducted diligence calls with management to
discuss revised budget and forecast
Requested additional diligence information
primarily related to Company financials
Key areas of focus included:
Revised budget and forecast
Investment cost and unit economics
Overall “franchise-ability” of stores
Unit-level cost detail
Impact of hurricanes on revised budget
Work Completed to Date Work Yet to be Completed
Business due diligence:
Confirm 2005 revised forecast
Confirm Katrina / Wilma impact
Confirmatory due diligence:
Real estate
Legal
Accounting
Tax

Potential Transaction Execution Risks
Reps and warranties untrue
Business material adverse change
Market material adverse change
Regulatory approval
Shareholder vote
Company underperforms relative to 4th quarter Budget
Katrina / Wilma impact is greater than anticipated
Confirmatory legal, accounting, tax, real estate diligence uncovers unknown and/or unexpected issues
Bidder insists on conditions unacceptable to Company
Signing a
Definitive
Agreement
at $14.50
Closing a
Transaction
After
Definitive
Agreement
Signed

Assumes Numbers Go Stale 90 Days Following Year-End

Assumes Numbers Go Stale 45 Days Following Year-End

Illustrative Process Timeline
November December January February March April May
07 14 21 28 05 12 19 26 02 09 16 23 30 06 13 20 27 06 13 20 27 03 10 17 24 01 08 15 22
Announce transaction (Week 7)
Negotiation Period with Weeks 1-7
Party A
File with SEC (Week 10)
Prepare Proxy Materials Weeks 8-10
(incl. 3Q Financials)
Receive SEC Comments (Week 14)
SEC Review and Response
Weeks 11-14
File Definitive Proxy Materials (Week 17)
Respond to SEC Comments Weeks 15-17
and Refile Proxy with SEC
Mail Proxy Materials to Shareholders Shareholder Meeting (Week 21)
Shareholders Review Proxy (Week 18) Weeks 18-21
Materials; Shareholder Vote
Close Transaction
Close Transaction
Wk 22
Announce transaction (Week 7)
Negotiation Period with Weeks 1-7
Party A
File with SEC (Week 10)
Prepare Proxy Materials
Weeks 8-10
(incl. 3Q Financials)
Receive SEC Comments (Week 14)
SEC Review and Response Weeks 11-14
File Definitive Proxy Materials
Respond to SEC Comments, Weeks 15-20 (Week 20)
Finalize FY 2005 Audit and
Refile Proxy with SEC
Mail Proxy Materials to Shareholders Shareholder Meeting
Shareholders Review Proxy (Week 21) Weeks 21-24 (Week 24)
Materials; Shareholder Vote
Close Transaction
Close Transaction Wk 25

(1)
(1)
(1) Assumes 45 day negotiation period prior to transaction announcement per Party A revised bid letter dated October 26, 2005.

Questions for Board to Consider
Has anything changed to make
Checkers a more attractive public
company since Board decided to pursue
sale process?
Did the sale process result in a broad-
based market test of potential buyer
interest in the Company?
Is the Company’s operating performance
temporary and easily remedied in the
near term?
Does the Company have a viable
strategy and adequate resources for
transitioning to growth?
Is the proposed valuation inadequate
relative to remaining a public company?
Option 1: Terminate Sale
Process Now and Evaluate
Business Changes, if any,
Needed to Reposition
Company for Growth
Questions for Board
Option 2: Proceed with
Party A with a “Drop Dead"
Date of Signing a Definitive
Agreement by Christmas /
Year-end, if Possible

Appendix * * * * * * * * * * * * * * * * * * * * * * *

A. Other Possible Alternatives * * * * * * * * * * * * * *

Rationale

Consideration

citigroup corporate and investment banking

Overview of Other Possible Financial
Alternatives
Alternative 2:
Recapitalization
Alternative 1:
Increase Dividend
Alternative 3:
Acquisitions
Limited acquisition
candidates
Unclear whether
Company can make
acquisitions of sufficient
size to make a
difference
Well executed
acquisition can
accelerate earnings
growth and begin to
address comparative
size issue
Would significantly
increase Company’s
leverage
Impact on earnings likely
to be immaterial
Shrinking liquidity
exacerbates discount
and will likely result in
multiple contraction in
the long-term
Company has
incremental leverage
capacity
Generates excess cash,
which the Company can
use to repurchase stock
Reduces future flexibility
with respect to
dividends
Reduces cash flow
available for investing in
growth
Does not address
Company’s small size
and limited liquidity
issues
Increasing shareholder
distribution could narrow
valuation gap in the
near-term

Implementation of any financial strategies would need to follow an evaluation of the
Company’s core business strategy

B. Public Market Comparables * * * * * * * * * * *

McDonald's			
Yum!			
SONIC America's Drive-In			
CKE Restaurants, Inc.			
PAPA JOHN'S			
Checkers Burgers • Fries • Colas			

citigroup
corporate and investment banking

Public Market Trading Multiples
Note: Data as of November 1, 2005. Forward estimates calendarized to December 31st fiscal year-end.
Source: Wall Street Research and public filings. Checkers’ estimates based on management projections.
(1)  Indicative annual dividend as a percentage of LTM Net Income.
(2)  For dividend-paying stocks only.
(2) (2)
(1)

Stock FV / EBITDA Price / EPS
LT EPS
P / E / G
Debt / LTM Dividend Payout
Market Cap. Firm Value LTM CY2005 CY2005 CY2006 Growth CY2005 CY2006 EBITDA Yield
Ratio
$39,714 $46,537 9.5x 8.7x 15.7x 14.7x 8.6% 1.8x 1.7x 1.8x 2.1% 28.2%
14,258 16,589 ` 10.4 9.9 19.1 17.4 12.0 1.6 1.4 1.1 0.9 14.4
5,385 6,068 10.2 9.6 21.4 19.1 12.0 1.8 1.6 1.2 1.5 37.5
1,596 2,455 11.3 10.7 17.3 15.8 10.5 1.7 1.5 3.5 1.9 34.7
1,719 1,865 10.6 9.9 23.2 21.1 17.0 1.4 1.2 0.6 0.0 0.0
1,075 1,321 5.5 5.1 12.1 11.4 10.0 1.2 1.1 1.2 0.0 0.0
742 1,085 8.3 7.9 14.2 12.1 15.0 0.9 0.8 1.4 0.0 0.0
877 962 8.4 NA 20.8 18.5 8.5 2.4 2.2 0.6 0.0 0.0
503 665 7.9 7.5 16.1 14.1 15.0 1.1 0.9 2.0 0.0 0.0
Median $1,596 $1,865 9.5x 9.2x 17.3x 15.8x 12.0% 1.6x 1.4x 1.2x 1.7% 31.5%
$164 $189 7.3x 6.8x 15.7x 14.3x 15.0% 1.0x 1.0x 0.8x 0.0% 0.0%

C. Precedent Restaurant Transactions * * * * * * * * * *

Precedent Restaurant Transaction
Multiples
U.S Restaurant Transactions Since 2001 with Transaction Values of Less Than $500 million
Date Transaction Transaction Value / LTM
Announced Target Acquiror Value ($mm) Revenues EBITDA
10/16/05 El Pollo Loco Trimaran $400.0 NA 9.5x
09/19/05 Claim Jumper Leonard Green & Partners 200.0 NA 12.0
09/06/05 Perkins Family Restaurants Castle Harlan 245.0 NA 6.8
11/01/04 Church's Chicken
(1)
Crescent Capital Investments 390.0 1.4 6.6
06/15/04 Quality Dining, Inc. Management 112.4 0.5 6.2
06/14/04 Mimi's Cafe Inc. Bob Evans Farms Inc. 178.5 0.7 9.4
05/03/04 Caribbean Restaurants Castle Harlan 340.0 1.4 6.5
09/30/03 Garden Fresh Restaurant Corp Fairmont Capital Inc 134.0 0.6 5.0
05/14/03 Prandium Inc Investor Group 57.4 0.2 4.2
01/21/03 Qdoba Restaurant Corp Jack in the Box Inc 45.0 0.7 NA
10/28/02 Ninety Nine Restaurant & Pub O'Charley's 160.0 0.8 6.2
05/31/02 Baja Fresh Mexican Grill Wendy's International 275.0 3.5 11.4
05/30/02 Dave and Buster's Investor Group 275.0 0.7 4.9
05/21/02 Morton's Restaurant Group Castle Harlan 71.0 0.3 9.1
03/12/02 Long John Silvers / A&W Tricon Global Restaurants 320.0 0.3 7.0
11/19/01 Santa Barbara Restaurant Group CKE Restaurants Inc 60.2 0.7 8.0
07/31/01 Mexican Restaurants Inc. (CASA) Wyndcrest Holdings LLC 25.7 0.4 6.1
06/08/01 McCormick & Schmick's (Avado) Castle Harlan and Bruckmann Rosser 123.5 0.2 6.1
06/04/01 Einstein/Noah Bagel Corp. New World Coffee 190.0 0.5 6.9
05/10/01 NPC International Management 437.8 0.9 5.6
05/02/01 Il Fornaio Corp. Bruckmann, Rosser, Sherrill 64.3 0.5 5.1
03/14/01 Taco Bueno (CKE Rest.) Jacobson Partners 72.5 0.8 5.9
02/28/01 UNO Restaurant Corp. Management 167.8 0.7 5.4
02/15/01 Vicorp Restaurants Goldner Hawn & BancBoston Capital 171.3 0.5 4.1
    Median $167.8 0.7x 6.2x
Source: Public filings, press releases and Wall Street Research.
(1) LTM Sales and EBITDA are annualized based on actual 9 months ended October 3, 2004 values.

D. Precedent Transactions – Implied Premiums * * * * * * * * * *

< 0% Premium
11%
> 20% Premium
62%
0 - 20% Premium
27%
Historical Distribution of Takeover
Premiums
Source: SDC as of November 1, 2005.
Note: Premiums to stock price one trading day prior to announcement.
127 Deals
51 Deals
289 Deals
Total: 467 Deals
U.S Cash Transactions Since 2002 with Transaction Values of Less Than $1 Billion

Subset of Transactions Consummated at a
Discount to Market Price
Below Market Deals with Less Than 20% Insider Ownership
Rumored / Target Insider Premium to
Announced Target Acquiror Announced Ownership % Firm Value 1-Day 1-Month
11/08/04 Infonet Services Corp BT Group PLC Yes less than 1% $577.8 (0.5%) 17.7%
09/24/04 CompX International Inc NL Industries Inc Yes 1.6 236.8 (4.5) 1.6
07/15/04 NUI Corp AGL Resources Inc Yes 6.1 713.0 (17.7) (14.6)
06/09/04 Prima Energy Corp Petro-Canada -- 17.5 472.7 (0.2) 13.1
05/28/04 CompuCom Systems Inc (Safeguard) Platinum Equity LLC -- 5.6 174.3 (5.0) (5.0)
02/27/04 Guilford Mills Inc Cerberus Capital Management LP Yes 15.6 204.3 (13.6) 5.6
01/22/04 Great Lakes REIT Inc Aslan Realty Partners II LP Yes 9.8 595.5 (2.1) (2.0)
11/26/03 North Coast Energy Inc Exco Resources Inc Yes 2.3 206.4 (10.2) (7.8)
03/22/02 SpaceLabs Medical Inc Instrumentarium Oyj Yes 14.9 120.8 (7.8) 9.6
01/25/02 Shoney's Inc Lone Star Fund Yes 6.9 264.9 (7.7) 28.6
Source: SDC as of November 1, 2005.
Note: Includes all cash, U.S. target transactions less than $1 billion announced since 2002.

E. Party B - Status * * * * * * * * * * * * * * * * * *

✘	✔	
	✘	✔	
	✘	✔	
	✘	✔	
	✘	✘	✘
	✘	✘	✘
	✘	✘	✘
		✘	✘
	✘	✔	
	✘	✔	
	✘	✔	

citigroup
corporate and
investment banking

Party B - Status
Letter co-signed by equity partner
List of contacts
Non-standard considerations and closing conditions
Some limited
information provided
Relevant experience and financial wherewithal of equity
partner
Sources of equity and amount contributed
Key issues or assumptions impacting purchase price
Proposed timing
Letter of interest from financing sources
Pro forma capital structure
Additional diligence items needed
Price per share for outstanding equity
2nd
Bid Letter
10/20/05
1st
Bid Letter
10/03/05
Item Per Bid Instruction Letter
Note: A
letter*was*also*received*from
Party B’s co-investor on October 14th
describing*its
relationship*with
Party B and the latest price per share
discussed*with
Party B.
Open